UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 22, 2006 (May 8, 2006)
TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-28316 (Commission File Number)	72-1252405 (IRS Employer Identification No.)

2401 Fountainview, Suite 920, Houston, Texas (Address of Principal Executive Offices)	77057 (Zip Code)
(713) 780-9926
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Employment Agreement dated May 8, 2006
Press Release dated May 22, 2006

Item. 1.01 Entry into a Material Definitive Agreement.
     The information included in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On May 8, 2006, the Board of Directors (the “Board”) of Trico Marine Services, Inc. (the “Company”) appointed Larry D. Francois as Senior Vice President of Operations of the Company.
Employment Agreement with Larry D. Francois
     Effective May 8, 2006, the Company entered into an employment agreement with Mr. Francois (the “Francois Agreement”). Pursuant to the terms of the Francois Agreement, Mr. Francois will receive an annual base salary of $250,000. Mr. Francois will also be eligible to participate in the Company’s annual cash incentive plan as approved from time to time by the Board in amounts to be determined by the Board (or a duly authorized committee thereof) based upon criteria established by the Board (or such committee, if any). Mr. Francois will be entitled to participate in all benefits, plans and programs and other employee benefits of the sort provided to other similarly-situated executive employees of the Company. The Francois Agreement also contains certain non-competition and non-disclosure provisions that are effective throughout the term of Mr. Francois’s employment and for a period of one year thereafter.
     The Francois Agreement is effective for a term of one year beginning on May 8, 2006, and will be extended for successive one year terms unless either party gives written notice to the other that no such extension shall occur. If Mr. Francois’s employment is terminated by the Company prior to the expiration of the term, then, upon his termination, regardless of the reason therefor, all compensation and benefits to Mr. Francois shall terminate with the termination of his employment. However, if Mr. Francois’s employment is terminated by the Company for any reason other than his death, disability, or cause, or if Mr. Francois terminates his employment with the Company for good reason, then Mr. Francois will be entitled to the following termination benefits: (i) a lump sum cash payment equal to the sum of: (A) 1.5 times his annual base salary at the rate in effect on the date of termination of his employment, (B) 1.5 times the higher of (1) his highest annual bonus paid during the three most recent fiscal years or (2) his target bonus (as provided in Company’s annual cash incentive plan) for the fiscal year in which his date of termination occurs, and (C) any bonus that he has earned and accrued as of the date of termination of his employment which relates to periods that have ended on or before such date and which have not yet been paid to him by Company; and (ii) health coverage (collectively, the “Francois Benefits”).
     The foregoing description of the Francois Agreement is qualified in its entirety by reference to the Francois Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of May 8, 2006, by and between Trico Marine Services, Inc. and Larry D. Francois.(1)

99.1	Press Release, dated May 22, 2006, Trico Marine Services announces new Senior Vice President of Operations(1)

(1)	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.
By:	/s/ Rishi Varma
Rishi Varma
General Counsel & Secretary

Dated: May 22, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement, dated as of May 8, 2006, by and between Trico Marine Services, Inc. and Larry D. Francois.(1)

99.1	Press Release, dated May 22, 2006, Trico Marine Services announces new Senior Vice President of Operations(1)

(1)	Filed herewith.